Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constituents and appoints each of Philip McDermott, Esq., of Brownstein, Hyatt, Farber, Schreck, LLP, Christine Jones, Chief Legal Officer of Medicine Man Technologies, Inc. (the “Company”), and Zachary Weiss, Counsel for the Company, either of them signing singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1)            prepare, execute and submit to the U.S. Securities Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of Schedule 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2)            prepare, execute and submit to the SEC, Medicine Man Technologies, Inc. (the “Company”), and/or any national securities exchange or securities market on which the Company’s securities are listed or quoted any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney- in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

(3)            Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact;

(4)            take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by the undersigned in the undersigned’s capacity as current or former member, partner, shareholder, director or officer of any company, partnership, corporation, organization, firm, branch, or other entity connected with, related to or affiliated with the Company.

The undersigned acknowledges that:

(a)	this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(b)	any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

(c)	neither the Company nor the Attorney-in-Fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of federal and state securities laws, including without limitation, Section 13 and Section 16 of the Exchange Act or Rule 144, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act;

(d)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under federal and state securities laws, including without limitation, Section 13 and Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an Attorney-in-Fact is no longer employed by Brownstein, Hyatt, Farber, Schreck, LLP or its affiliates, or the Company or its affiliates, as applicable, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney-in-Fact, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of April 2024.

By:	/s/ Justin C. Dye
Name: Justin C. Dye
Board Member
Medicine Man Technologies, Inc.